Exhibit 99.2


Designated Filer:         Warburg, Pincus Equity Partners, L.P.
Issuer & Ticker Symbol:   Micro Therapeutics, Inc.  (MTIX)
Date of Event Requiring Statement:  August 18, 2004

1.   Name:    Warburg, Pincus Equity Partners, L.P.
     Address: 466 Lexington Avenue
              New York, New York  10017

2.   Name:    Warburg Pincus & Co.
     Address: 466 Lexington Avenue
              New York, New York  10017

3.   Name:    Warburg Pincus LLC
     Address: 466 Lexington Avenue
              New York, New York  10017


              WARBURG PINCUS & CO.

              By: /s/ Elizabeth H. Weatherman                          8-19-2004
                  ------------------------------                      ----------
                  Name:  Elizabeth H. Weatherman                         Date
                  Title: Partner


              WARBURG PINCUS LLC

              By: /s/ Elizabeth H. Weatherman                          8-19-2004
                  ------------------------------                      ----------
                  Name:  Elizabeth H. Weatherman                         Date
                  Title: Partner